UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 26, 2009

                        GREATER ATLANTIC FINANCIAL CORP.
             (Exact Name of Registrant as Specified in its Charter)

    Delaware                          0-26467                  54-1873112
------------------------------     -----------------        ------------------
(State or Other Jurisdiction)      (Commission File No.)    (I.R.S. Employer
      of Incorporation)                                     Identification No.)


10700 Parkridge Boulevard, Suite P50, Reston, VA                  20191
------------------------------------------------                  -----
(Address of Principal Executive Offices)                        (Zip Code)

Registrant's telephone number, including area code:  (703) 391-1300
                                                     --------------

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[X]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01  Other Events
           ------------

     On August 14, 2009, members of the Board of Directors and certain officers of Greater Atlantic Financial Corp. (the "Company"), the parent company of Greater Atlantic Bank (the "Bank"), received a demand letter from Richard C. Litman, who claims to be a shareholder of the Company ("Litman"), stating the alleged basis for a stockholder derivative action and demanding such persons take immediate action to protect the interests of common stockholders of the Company.

     On August 26, 2009, Litman filed a stockholder derivative lawsuit (Case Number CA4837-VCP) in the Delaware Court of Chancery against the Company, the Bank, Greater Atlantic Capital Trust I (the "Trust"), the current members of the Boards of Directors of the Company and the Bank and the estate of a deceased member of the Boards of Directors, BDO Seidman, LLP (the auditor of the Company), and an individual stockholder of the Company (the "Stockholder"). The lawsuit also names as defendant Comstock Partners, LC, MidAtlantic Bancorp, Inc. and GAF Merger Corp. As previously announced by the Company, on June 15, 2009 the Company entered into a definitive Agreement and Plan of Merger with MidAtlantic Bancorp, Inc. and GAF Merger Corp., pursuant to which MidAtlantic Bancorp, Inc. will acquire the Company (the "Merger").

     The demand letter and the lawsuit allege, among other things, certain breaches of the duty of loyalty and other breaches of fiduciary duty by the director and officer defendants; aiding and abetting such breaches of fiduciary duty by the Stockholder, the Company, the Bank, the Trust and BDO Seidman; and aiding and abetting such breaches of fiduciary duty by Comstock Partners, LC, MidAtlantic Bancorp, Inc. and GAF Merger Corp. The action further seeks to prevent the alleged unjust enrichment of the defendants who received value from the Company prior to the filing of the lawsuit and those who will be paid money or receive value subsequent to the filing from the proposed Merger, from the anticipated tender offer for the trust preferred securities issued by the Trust, or by remaining as a trust preferred holder of the Trust after the Merger.

     The Company and its legal counsel are evaluating the demand letter and the Company has referred the lawsuit to Delaware counsel for review and evaluation of the merits of the claims noted therein.

Additional Information about the Tender Offer

     As described above, in connection with the merger transaction, the Company will initiate a tender offer for the outstanding trust preferred securities issued by the Trust.

     This Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell trust preferred securities of the Trust. The tender offer has not yet commenced. At the time the offer is commenced, the Company will file definitive tender offer materials with the SEC, including final versions of the Offer to Purchase, a related Letter of Transmittal and certain other offer documents. We urge holders of the Company's trust preferred securities to read the final tender offer materials when they become available because they will contain important information that should be read carefully before any decision is made with respect to the tender offer. The Offer to Purchase, the related Letter of Transmittal and certain other offer documents will be made available to all holders of the trust preferred securities at no expense to them. The tender offer materials will be available for free at the SEC's website at http://www.sec.gov. In addition, holders of the trust preferred securities will be able to obtain a free copy of these documents from the information agent for the tender offer, who will be identified in the tender offer documents.



Item 9.01.        Financial Statements and Exhibits

     (a)  Financial Statements of Businesses Acquired. Not applicable.
     (b)  Pro Forma Financial Information. Not applicable.
     (c)  Shell Company Transactions. Not applicable.
     (d)  Exhibits. Not applicable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                          Greater Atlantic Financial Corp.



Date: September 1, 2009            By:    /s/ Carroll E. Amos
                                          -----------------------------------
                                          Carroll E. Amos
                                          President and Chief Executive Officer